Exhibit 99.1

Aureus Greenway Holdings , Inc. Regains Compliance with Nasdaq Minimum Bid Price Rule

Kissimmee, FL, August 7, 2025 Aureus Greenway Holdings Inc. (the “Company”, “Aureus Greenway”, “we”, “us”, “our”) (Nasdaq: AGH), an owner and operator of daily fee golf country clubs in the state of Florida, announced today that on August 6, 2025, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that for the ten consecutive business days from June 23, 2025, to August 5, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, Aureus Greenway has regained compliance with Nasdaq Listing Rule 5550(a)(2).

About Aureus Greenway Holdings Inc.

Aureus Greenway Holdings Inc. (Nasdaq: AGH), owns and operates daily fee golf country clubs in the state of Florida that are designed to appeal to a wide-ranging population. The combination of our strategic locations and approachable golf-courses attracts both local and tourist demographics, allowing us to offer a variety of golf experiences while capturing a broad share of discretionary leisure spending. For more information, please visit our website at www.aureusgreenway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include predictions, expectations, estimates, and other information that might be considered future events or trends, not relating to historical matters. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Aureus Greenway’s Annual Report on Form 10-K for the year ended December 31, 2024, and its periodic filings with the SEC provide a detailed discussion of these risks and uncertainties.. Aureus Greenway does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, as required by law.

Contact:

Aureus Greenway Holdings Inc.

aureus@golfkissimmeebay.com